UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    May 10, 2012

MZT Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12128	04-2985132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

124 Washington Street, Suite 101 Foxborough, Massachusetts	02035
(Address of principal executive offices)	(Zip Code)

(508) 543-1720

 (Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 8, 2012, the Board of Directors of MZT Holdings, Inc. (the “Company”) declared and approved a final liquidating distribution in the amount of $0.049087 per share.  This distribution will be made on or around May 10, 2012 to all holders of record of the Company’s common stock, par value $0.01 per share, on April 4, 2008 (the “Record Stockholders”).

This liquidating distribution represents a final distribution to the Company’s stockholders of funds held in reserve by the Company.  Record Stockholders do not need to return or tender their shares of common stock to the Company in order to receive this distribution.  However, following this final liquidating distribution, shares of the Company’s common stock, and any stock certificates representing such shares, will be worthless and cancelled.

Please note that it may take between two and four weeks for the Record Stockholders to receive payment of this final liquidating distribution.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MZT HOLDINGS, INC.

Date: May 10, 2012	By:	/s/ Craig R. Jalbert
Name: Craig R. Jalbert
Title: President